UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT

Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2006

BRANDYWINE OPERATING PARTNERSHIP, L.P.
(Exact name of issuer as specified in charter)

DELAWARE	000-24407	23-2862640
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

401 Plymouth Road, Suite 500
Plymouth Meeting, Pennsylvania 19462
(Address of principal executive offices)

(610) 325-5600
(Registrant’s telephone number, including area code)

Item 1.01	Entry into a Material Definitive Agreement.

(i) Overview.

          On January 5, 2006, we completed our acquisition of Prentiss Properties Trust (“Prentiss”) pursuant to the Agreement and Plan of Merger dated as of October 3, 2005 (the “Merger Agreement”) that we attached as an exhibit to our Current Report on Form 8-K filed with the SEC on October 4, 2005. In conjunction with the consummation of the mergers (collectively, the “Merger”) through which we acquired Prentiss, designees of The Prudential Insurance Company of America (“Prudential”) acquired those properties of Prentiss that we identified in our October 4 Current Report as the “Prudential Properties.” See Item 2.01 below for additional information.

(ii) Loan Agreement.

          On January 5, 2006, we, together with Brandywine Realty Trust, our sole general partner, entered into a term loan agreement (the “Term Loan Agreement”) that provides for an unsecured term loan (the “Term Loan”) in the amount of $750 million. We used proceeds of the Term Loan, together with other sources of funds, to fund a portion of the cash consideration payable in our acquisition of Prentiss pursuant to the Merger Agreement and to fund the repayment of certain indebtedness of Prentiss and its subsidiaries.

          The Term Loan matures on January 4, 2007. There is no scheduled principal amortization of the Term Loan. The Term Loan is subject to mandatory prepayment in an amount equal to net proceeds of equity or debt securities that we may hereafter issue in the public or private capital markets.

          The Term Loan bears interest at a per annum floating rate equal to: (i) the higher of (x) the prime rate or (y) the federal funds rate plus 0.50% per annum, plus, in either case, 0.25% or (ii) a Eurodollar rate that is the rate at which Eurodollar deposits for one, two or three months are offered plus between 1.00% and 1.35%, depending on our debt rating. We also have agreed to pay a facility fee of 0.15% on the amount of the Term Loan which remains outstanding on the 90th day after the funding date of the Term Loan, an additional 0.25% on the amount of the Term Loan which remains outstanding on the 180th day after the initial funding date of the Term Loan, and an additional 0.25% on the amount of the Term Loan which remains outstanding on the 270th day after the funding date of the Term Loan.

          The Term Loan Agreement contains financial and operating covenants. Financial covenants include minimum net worth, minimum interest coverage and fixed charge coverage ratios, maximum leverage ratio, restrictions on unsecured and secured debt as a percentage of unencumbered assets, and other financial tests. Operating covenants include limitations on our ability to incur additional indebtedness, grant liens on assets, enter into affiliate transactions, pay dividends, make acquisitions and investments and construct or develop new properties.

          JPMorgan Chase Bank, N.A., as Administrative Agent and Syndication Agent and J.P. Morgan Securities Inc. serves as Lead Arranger and Sole Bookrunner under the Term Loan Agreement.

          We have attached a copy of the Term Loan Agreement as an exhibit to this Current Report. The description of the Term Loan Agreement does not purport to be complete and is qualified by reference to the copy of the Term Loan Agreement attached as an exhibit.

(iii) Employment Agreements with Gregory S. Imhoff and Scott W. Fordham.

          On January 5, 2006, we entered into an employment agreement with each of Gregory S. Imhoff and Scott W. Fordham, each former executives of Prentiss. The agreement with Mr. Imhoff provides for his employment as our Senior Vice President and Chief Administrative Officer for a one-year term at a base salary of $200,000. The agreement with Mr. Fordham provides for his employment as our Vice President and Chief Accounting Officer for a one-year term at a base salary of $170,000.

          We have attached a copy of each of these two employment agreements as an exhibit to this Current Report. The description of each employment agreement does not purport to be complete and is qualified by reference to the copies that we have attached as exhibits.

(iv) Agreement with Anthony A. Nichols, Sr.

          On January 5, 2006, we entered into an agreement with Anthony A. Nichols, Sr. that amends the agreement that we entered into with him in March 2004. This amendment provides for Mr. Nichols’ (i) assistance in our integration activities with respect to the Prentiss organization, as and to the extent requested by our President and Chief Executive Officer or Brandywine Realty Trust’s Board of Trustees and (ii) consultation and advice for special research projects, business development initiatives and strategic planning, as and to the extent requested by our President and Chief Executive Officer or Brandywine Realty Trust’s Board of Trustees. We have agreed to compensate Mr. Nichols for his services at the rate of $500 per hour. The amendment does not reduce the benefits to which Mr. Nichols was entitled under our March 2004 agreement with him and extends the term of his engagement with us from December 31, 2006 until December 31, 2007. Mr. Nichols (age 66) is a member of Brandywine Realty Trust’s Board of Trustees and served as Chairman of Brandywine Realty Trust’s Board from August 22, 1996 until March 25, 2004. Additional information regarding Mr. Nichols is included in Brandywine Realty Trust’s proxy statement prepared for its annual meeting of shareholders held on May 2, 2005.

          We have attached a copy of the amended agreement with Mr. Nichols as an exhibit to this Current Report. The description of the agreement does not purport to be complete and is qualified by reference to the copy of the agreement attached as an exhibit.

(v) Agreements with Michael V. Prentiss.

          On January 5, 2006, we entered into a consulting agreement with Michael V. Prentiss. The agreement (i) has a three-year term; (ii) provides for Mr. Prentiss’ consulting services to us for $1,000 per year; (iii) restricts for one year (up to two years for certain activities) the types of activities that Mr. Prentiss may engage in; (iv) provides for not less than 3,300 square feet of office space for Mr. Prentiss; and (v) provides for secretarial support for Mr. Prentiss. Mr. Prentiss will continue to be entitled to benefits under his employment agreement that he entered into with Prentiss prior to the consummation of the Merger. These benefits include Mr. Prentiss’ continued entitlement to health, dental and insurance coverages and use of an aircraft. In addition, if any payments made to Mr. Prentiss in connection with the Merger would result in an excise tax imposed by either Section 4999 or Section 409A of the Internal Revenue Code, he would be entitled to receive from us a tax reimbursement payment that would put him in the same financial position after-tax that he would have been in if the excise tax did not apply to such amount. Mr. Prentiss became a member of Brandywine Realty Trust’s Board of Trustees upon closing of the Merger. Additional information regarding Mr. Prentiss is included in Item 5.02.

          We have attached a copy of the consulting agreement with Mr. Prentiss as an exhibit to this Current Report. The description of the consulting agreement does not purport to be complete and is qualified by reference to the copy of the consulting agreement attached as an exhibit. We have also attached as an exhibit to this Current Report Mr. Prentiss’ employment agreement, as amended, with Prentiss.

(vi) Agreements with Thomas F. August.

          On January 5, 2006, we entered into a consulting agreement with Thomas F. August. The agreement (i) has a three-year term; (ii) provides for Mr. August’s consulting services to us for $1,000 per year; (iii) restricts for one year (up to two years for certain activities) the types of activities that Mr. August may engage in; (iv) provides for not less than 2,500 square feet of office spaces for Mr. August; and (v) provides for secretarial support for Mr. August. Mr. August will continue to be entitled to benefits under his employment agreement that he entered into with Prentiss prior to the consummation of the Merger. These benefits include Mr. August’s entitlement to health, dental and insurance coverages. In addition, if any payments made to Mr. August in connection with the Merger would result in an excise tax imposed by either Section 4999 or Section 409A of the Internal Revenue Code, he would be entitled to receive from us a tax reimbursement payment that would put him in the same financial position after-tax that he would have been in if the excise tax did not apply to such amount. Mr. August became a member of Brandywine Realty Trust’s Board of Trustees upon closing of the Merger. Additional information regarding Mr. August is included in Item 5.02.

          We have attached a copy of the consulting agreement with Mr. August as an exhibit to this Current Report. The description of the consulting agreement does not purport to be complete and is qualified by reference to the copy of the consulting agreement attached as an exhibit. We have also attached as an exhibit to this Current Report Mr. August’s employment agreement, as amended, with Prentiss.

(vii) Assumption of Prentiss Incentive Plans and Acknowledgment and Waiver.

          Upon consummation of the Merger, and pursuant to the Merger Agreement, we assumed three equity incentive plans of Prentiss: (i) the 1996 Share Incentive Plan, as amended, (ii) the 2005 Share Incentive Plan, as amended, and (iii) the Trustee Share Incentive Plan. We have attached as exhibits to this Current Report copies of each of these plans. Upon consummation of the Merger, we also assumed obligations of Prentiss under an Acknowledgment and Waiver that provides that if any payments made to a Prentiss employee covered by this agreement in connection with the Merger would result in an excise tax imposed by Section 409A of the Internal Revenue Code, the employee would be entitled to receive from us a tax reimbursement payment that would put him in the same financial position after-tax that he would have been in if the excise tax did not apply to such amount. We have attached as an exhibit to this Current report a copy of the form of Acknowledgment and Waiver. Each of Messrs. Imhoff and Fordham is a party to an Acknowledgment and Waiver.

(viii) Share Awards.

          On January 5, 2006, Brandywine Realty Trust issued an aggregate of 84,870 Common Shares to employees of Prentiss that became our employees upon completion of the Merger. Of these Common Shares, 48,300 were fully vested on the date of issuance and the 36,570 balance are subject to vesting. Our Current Report that we filed with the SEC on November 2, 2005 shows the allocation of an aggregate of 58,650 of these Common Shares to Messrs. Wiberg, Cushing, Hipps and Cooper (four executives of Prentiss who became executives with us upon consummation of the Merger) and the vesting schedule applicable to a portion of these shares. The remaining 26,220 shares were issued to non-executive officers who joined us upon consummation of the Merger and will vest in five equal annual installments (other than 8,280 shares that will vest in two equal annual installments). Restricted Common Shares are subject to accelerated vesting upon a change in control of us or the death or disability of the recipient. During the period the restricted Common Shares have not vested, the applicable employee is entitled to vote the Common Shares and to receive distributions paid on the Common Shares. Vesting of the restricted Common Shares is not subject to performance-based conditions. We have attached the form of award as an Exhibit to this Current Report. The award agreement for recipients will be identical in all material respects (other than as to the recipient’s name, the number of shares covered by each agreement and the vesting schedule). We issue to Brandywine Realty Trust units of partnership interest that correspond to each of the Common Shares so issued.

(ix) Asset Purchase Agreement.

          As provided in the Merger Agreement and in the Master Agreement that we entered into with Prudential on October 3, 2005 (a copy of which we attached as an exhibit to our October 4 Current Report), at the closing of the Merger we entered into the Alternative Asset Purchase Agreement with Prudential. We have attached a copy of this agreement as an exhibit to this Current Report.

Item 1.02	Termination of a Material Definitive Agreement.

          At or in anticipation of consummation of the Merger, Prentiss terminated and repaid all amounts outstanding under the following loan agreements:

Lender	Property/Loan Name	Interest Rate	Maturity Date	Prepayment Penalties	Principal Balance Paid

John Hancock Life Insurance Company	7101 Wisconsin	7.25%	4/1/2009	1,696,942.66	19,754,142.50
New York Life Insurance Company	Park West C2	6.63%	11/10/2010	2,854,934.00	32,343,201.51
Metropolitan Life Insurance Company	3130 Fairview Park Drive	7.00%	4/1/2011	2,347,155.54	21,543,421.11
Union Bank of California, N.A.	Collateralized Term Loan	LIBOR + 1.15%	9/30/2007	—	30,000,000.00
Eurohypo AG, New York	Eurohypo Term Loan I	LIBOR + .95%	5/22/2008	—	100,000,000.00
Eurohypo AG, New York	Eurohypo Term Loan II	7.46%	7/15/2009	2,246.67	13,480,000.00
Commerzbank AG, New York	Commerz Term Loan	LIBOR + .95%	3/15/2009	—	75,000,000.00
JP Morgan Chase Bank N.A.	Revolving Credit Facility	LIBOR + .95%	7/26/2008	—	325,000,000.00

Item 2.01.	Completion of Acquisition or Disposition of Assets.

          On January 5, 2006, we consummated the Merger and related transactions, including the disposition of properties to designees of Prudential pursuant to the Master Agreement dated as of October 3, 2005 that we entered into with Prudential. As part of these transactions, assignees of Prudential acquired Prentiss properties that contain an aggregate of approximately 4.32 million net rentable square feet for total consideration of approximately $747.7 million.

          Through our acquisition of Prentiss, and after giving effect to the Prudential acquisition, we acquired a portfolio of 60 office properties that contain an aggregate of 11.8 million net rentable square feet. Our total portfolio is comprised of 281 office properties and 24 industrial and mixed-use properties that contain an aggregate of 30.2 million net rentable square feet.

          In the Merger, each then outstanding Prentiss common share (a “Prentiss Common Share”) was converted into the right to receive 0.69 of a Brandywine Realty Trust common share (a “Brandywine Common Share”) and $21.50 in cash (the “Per Share Merger Consideration”) except that 497,884 Prentiss Common Shares held in the Prentiss Deferred Compensation Plan converted solely into 720,737 Brandywine Common Shares. We will pay cash instead of fractional shares. In addition, each then outstanding unit of a limited partnership interest in Prentiss OP (“Prentiss OP Units”) was, at the option of the holder, converted into Prentiss Common Shares with the right to receive the Per Share Merger Consideration or 1.3799 of our Class A Units (“Brandywine Class A Units”). Accordingly, based on 49,375,723 Prentiss Common Shares outstanding at the effective time of the Merger, Brandywine Realty Trust issued 34,446,446 Brandywine Common Shares and paid an aggregate of approximately $1.05 billion in cash for the accounts of the former Prentiss shareholders. Based on 1,572,612 Prentiss OP Units outstanding at the effective time of the Merger, we issued 2,170,047 Brandywine Class A Units. In addition, options issued by Prentiss that were exercisable for an aggregate of 342,662 Prentiss Common Shares were converted into options exercisable for an aggregate of 496,037 Brandywine Common Shares at a weighted average exercise price of $22.00 per share. We issue to Brandywine Realty Trust units of partnership interest that correspond to each of the Brandywine Common Shares so issued.

          On October 3, 2005, in conjunction with the Merger transaction, we and Prentiss entered into separate agreements with Prudential that provided for the acquisition by designees of Prudential of Prentiss properties that contain approximately 4.32 million net rentable square feet (which we refer to as the “Prudential Properties”). We included a list of the Prudential Properties in our Current Report that we filed with the SEC on October 4, 2005. Our agreements provided for Prudential designees to acquire the Prudential Properties on either the day prior to, or the day of, the closing of the merger, depending on whether we received a private letter ruling from the Internal Revenue Service confirming certain tax matters related to the merger transaction. Because we received the requested private letter ruling, Prudential designees acquired the Prudential Properties immediately following completion of the Merger.

          At the closing, we funded the transaction consideration provided for in the Merger Agreement as follows: (i) approximately $1.7 billion through a combination of cash payments and assumption of mortgage debt secured by Prentiss properties, (ii) through the issuance of 34,446,446 Brandywine common shares and (iii) through issuance of 2,170,047 Brandywine Class A Units. The Brandywine Class A Units are subject to redemption at the option of the holder. At the option of Brandywine Realty Trust, it may satisfy the redemption either for an amount, per unit, of cash equal to the then market price of one Brandywine common share (based on the prior ten-trading day average) or for one Brandywine common share.

          The Brandywine Class A Units issued in the transaction were not registered under the Securities Act of 1933, or any state securities laws, and may not be offered and sold in the United States absent registration or an applicable exemption from registration. We have agreed to file a registration statement registering the resale of Brandywine common shares issuable upon the redemption of Brandywine Class A Units.

          See the description of the Term Loan Agreement under Item 1.01 above that provided a portion of the financing for the Merger. Our Current Report filed with the SEC on October 4, 2005 identified three financing commitments that we had received. One of these commitments was for the Term Loan Agreement and another commitment was for the revolving credit agreement that we entered into on December 22, 2005 and attached as an exhibit to our Current Report filed with the SEC on December 23, 2005. We elected not to enter into an interim term loan pursuant to the third financing commitment that we identified in our Current Report filed on October 4, 2005.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

          In the Merger we indirectly assumed obligations under approximately $647.4 million of indebtedness of Prentiss. Such indebtedness is represented by the loans in the table below.

Lender	Property Name	Interest Rate	Maturity Date	Debt Balance at December 31, 2005

Metropolitan Life Insurance Company	The Ordway	7.95%	8/1/2010	46,836,431.06
Archon Financial, LP (GMACCM – servicer)	World Savings Center	7.91%	11/1/2010	27,876,369.41
Teachers Insurance and Annuity Association of America	Research Office Center	7.64%	10/1/2011	42,835,125.62
Teachers Insurance and Annuity Association of America	Concord Airport Plaza	7.20%	1/11/2012	39,282,186.33
Bank of America	Burnett	5.0163%	4/1/2015	114,200,000.00

Lender	Property Name	Interest Rate	Maturity Date	Debt Balance at December 31, 2005

Wachovia Bank	Tysons 8260 Greensboro Drive and 1676 International Drive	4.84%	8/10/2015	18,800,000.00 81,200,000.00
LaSalle Bank as Trustee	1333 Broadway	5.1750%	5/1/2010	24,817,476.60
Union Bank of California	The Bluffs (Rancho Bernardo Bluffs) Presidents Plaza	Libor +1.3% Libor +1.15%	7/23/2009 5/4/2010	10,700,000.00 30,900,000.00
Mass Mutual Life Insurance Company (as administrative agent)	Corporate Lakes III Computer Associates Pacific Ridge Plaza Pacific View Plaza, Camino West, Carlsbad Airport Plaza, La Place Court	Libor + .85% Libor +.85% Libor +.85% Libor +.85%	8/1/2009 8/1/2009 8/1/2009 8/1/2009	13,500,000 31,000,000 14,500,000 26,000,000
Lehman Brothers Holdings, Inc. (d/b/a Lehman Capital, a division of Lehman Brothers Holdings, Inc.)	Broadmoor	7.04%	4/10/2011	124,894,056.46

The indebtedness identified above contains customary covenants, restrictions and events of default for real property loans, including restrictions on the ability to sell the mortgaged property.

Item 3.02	Unregistered Sales of Equity Securities.

          As indicated under Item 2.01 “Completion of Acquisition or Disposition of Assets,” we issued 2,170,047 Brandywine Class A Units in the Merger that were not registered under the Securities Act of 1933. We also issued units of partnership interest to Brandywine Realty Trust, our sole general partner, that correspond to the common shares issued by Brandywine in the Merger. See Item 2.01 for additional information regarding the Brandywine Class A Units.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(i) Additional Trustees.

          On January 5, 2006, each of Michael V. Prentiss (age 62) and Thomas F. August (age 57) was appointed to Brandywine Realty Trust’s Board of Trustees. The Merger Agreement provided for each of Messrs. Prentiss and August to become a member of Brandywine Realty Trust’s Board of Trustees upon consummation of the Merger. In the Merger Agreement we agreed to nominate each of Messrs. Prentiss and August for election to Brandywine Realty Trust’s Board at each of its annual shareholders meetings in 2006 and 2007. Immediately prior to consummation of the Merger, Mr. Prentiss was Chairman of the Prentiss board of trustees and Mr. August was a member of the Prentiss board of trustees and President and Chief Executive officer of Prentiss. The following are biographical summaries of these new trustees:

          Mr. Prentiss served as Chairman of the Board of Prentiss until consummation of the Merger. Prior to October of 1999, Mr. Prentiss was the Chief Executive Officer of Prentiss and served in such capacity since Prentiss’ initial public offering in October 1996. Mr. Prentiss, who founded Prentiss, has over 28 years experience in real estate development, acquisitions and investment management and has overseen the acquisition and development of properties with an aggregate value in excess of $4 billion. From 1987 to 1992, he served as President and Chief Executive Officer of Prentiss’ predecessor company, and from 1992 to 1999, he served as its Chairman and Chief Executive Officer. From 1978 to 1987, Mr. Prentiss served as President of Cadillac Urban Development, Inc., Executive Vice President and member of the Board of Directors of The Cadillac Fairview Corporation Limited, and a member of Cadillac Fairview’s Executive Committee. Cadillac Urban was the largest business unit of Cadillac Fairview, responsible for all of its office, mixed-use and suburban office park development activity in the U.S. and Canada. Prior to 1978, Mr. Prentiss was President of Ackerman Development Company. Mr. Prentiss is a Baker Scholar graduate of Harvard Graduate School of Business Administration. He holds a Bachelor of Science degree in Civil Engineering and a B.A. degree in Business Administration from Washington State University. See Item 1.01 with respect to the consulting agreement that we entered into with Mr. Prentiss.

          Mr. August served as President, Chief Executive Officer and a trustee of Prentiss until consummation of the Merger. Mr. August served in such capacities since October of 1999 when he became Chief Executive Officer of Prentiss. Prior to that time he was President and Chief Operating Officer of Prentiss since Prentiss’ initial public offering in October 1996. From 1992 to 1996, Mr. August served as President and Chief Operating Officer of a Prentiss affiliate, Prentiss Properties Limited, Inc. From 1987 to 1992, Mr. August served as Executive Vice President and Chief Financial Officer of Prentiss’ predecessor company. From 1985 to 1987, Mr. August served in executive capacities with Cadillac Fairview Urban Development, Inc. Prior to joining Cadillac Urban in 1985, Mr. August was Senior Vice President of Finance for Oxford Properties, Inc., in Denver, Colorado, an affiliate of a privately-held Canadian real estate firm. Previously, he was a Vice President of Citibank, responsible for real estate lending activities in the Midwest. Mr. August holds a B.A. degree from Brandeis University and an MBA degree from Boston University. See Item 1.01 with respect to the consulting agreement that we entered into with Mr. August.

(ii) Additional Executives.

          As we previously reported in a Current Report that we filed with the SEC on November 1, 2005, we entered into employment agreements with the following four executives of Prentiss: Robert K. Wiberg, Daniel K. Cushing, Christopher M. Hipps and Michael J. Cooper. In addition, on January 5, 2006, we entered into one-year employment agreements with each of Gregory S. Imhoff and Scott W. Fordham. These six agreements became effective by their terms upon the consummation of the Merger. The following are biographical summaries of these executives:

          Robert K. Wiberg (age 50) joined us as Executive Vice President and Managing Director of Operations. Prior to consummation of the Merger, he served as Executive Vice President and Managing Director of the Mid-Atlantic Region of Prentiss. His responsibilities at Prentiss included the development, acquisitions, leasing, construction, property management and asset management activities in this region. The portfolio of properties Mr. Wiberg oversaw included 4.75 million square feet of Prentiss owned property and another 3.2 million square feet of managed properties. Mr. Wiberg has worked in the Prentiss Washington, D.C. office since 1988, and prior to that served as a Development Officer in the Prentiss Los Angeles, Atlanta and Dallas offices. Mr. Wiberg holds an MBA from the University of California at Berkeley, a Master of City and Regional Planning degree from Harvard University, and a B.A. degree from Cornell University. He has served on the Board of Directors of the Northern Virginia Chapter of the National Association of Industrial and Office Parks and holds a Virginia real estate license.

          Daniel K. Cushing (age 44) joined us as Senior Vice President and Managing Director – Western Region. Prior to consummation of the Merger, he served as the Senior Vice President and Managing Director of the Northern California Region of Prentiss and served in such capacity since January 1, 2002. His responsibilities included acquisitions, development, leasing, construction, property management, facilities management and business development. Mr. Cushing joined Prentiss in 1985 and held a variety of increasingly senior roles in Dallas, Washington, D.C. and Chicago. Prior to his appointment as Prentiss’ Managing Director of the Northern California Region, Mr. Cushing was instrumental in the growth of Prentiss’ Midwest Region. As Prentiss’ Senior Vice President of Development/Acquisitions he was responsible for various suburban development projects and acquisitions. He holds a B.S. degree in Civil Engineering from the University of Illinois.

          Christopher M. Hipps (age 44) joined us as Executive Vice President and Managing Director – Southwest Region. Prior to consummation of the Merger, he served as Executive Vice President and Managing Director of the Southwest Region of Prentiss. Mr. Hipps served as Managing Director of the Prentiss Southwest Region since January 1, 2002. Prior to becoming Managing Director of the Southwest Region, Mr. Hipps served as the Managing Director of the former West Region of Prentiss. Mr. Hipps was responsible for all business activities of the West Region of Prentiss, including acquisitions, development, strategic planning and implementation of the annual business plan. Mr. Hipps started his career in the Washington, D.C. offices of Cadillac Fairview Urban and subsequently was responsible for marketing activities for Fairview Park, located in Northern Virginia. In 1992, Mr. Hipps moved to the Prentiss corporate office in Dallas, Texas, where he has held various responsibilities, including CBD leasing assignments, Prentiss acquisitions in Houston, regional marketing and work on the development of properties in Austin, Texas. Mr. Hipps holds a Texas real estate license and has been involved in various organizations such as the National Association of Industrial and Office Parks and the Real Estate Council. He received a BBA from Southern Methodist University.

          Michael J. Cooper (age 47) joined us as Senior Vice President – Mid-Atlantic Region. Prior to consummation of the Merger, he served as Senior Vice President of the Mid-Atlantic Region of Prentiss overseeing the Region’s development, acquisition, and certain asset management activities. Mr. Cooper joined Prentiss in 1996 and has held various positions of increasing responsibility in its Mid-Atlantic Region. Mr. Cooper was instrumental in the growth and profitability of the region. Before joining Prentiss, Mr. Cooper held positions as a Regional Director of BetaWest, Inc, a national development and asset management firm operating in Northern VA. Previously, in the late 1980’s, he was a development manager at two local development firms operating in Northern Virginia, Mason Hirst and Lee Sammis Associates. His career began in 1980 as a project manager at Chevron Corporation where he oversaw design and construction of large scale office projects and heavy industrial facilities in California and Denver. Mr. Cooper holds a Virginia real estate license, serves on the Board of Directors for Northern Virginia NAIOP and is an officer and Board member of the Western Alliance for Rail to Dulles. He received a bachelor’s degree in engineering from Princeton University.

          Gregory S. Imhoff (age 48) joined us as Senior Vice President and Chief Administrative Officer. Prior to consummation of the Merger, he served as the Senior Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary of Prentiss and provided professional services to Prentiss since 1990. His responsibilities at Prentiss covered legal and administrative matters including securities, employment, tax, insurance and risk management, and property taxes. Mr. Imhoff received a B.S. degree in Accounting from Marquette University, a J.D. from the University of Notre Dame Law School, and an LL.M (Masters of Law) from Southern Methodist University Law School. Immediately before joining Prentiss, Mr. Imhoff was the General Counsel for The Watson & Taylor Companies and prior to that time he was a Senior Consultant for Deloitte & Touche. Mr. Imhoff sits on the Governmental Relations Committee for the National Association of Real Estate Investment Trusts, is past president of the North Texas Chapter of the Wisconsin Bar Association, and is a member of the Dallas Bar Association, State Bar of Texas and the State Bar of Wisconsin.

          Scott W. Fordham (age 38) joined us as Vice President and Chief Accounting Officer. Prior to consummation of the Merger, he served as the Senior Vice President and Chief Accounting Officer of Prentiss and was in charge of the corporate accounting and financial reporting groups of Prentiss. At Prentiss, he was responsible for all consolidated financial reporting and forecasting which includes all SEC reporting as well as internal management reporting and budgeting. Mr. Fordham is a Texas CPA. He joined the Prentiss accounting organization in November 1992 and previously worked in public accounting with PricewaterhouseCoopers LLP (formerly PriceWaterhouse). Mr. Fordham received a BBA in Accounting from Baylor University.

          Upon appointment of Mr. Fordham as Vice President and Chief Accounting Officer on January 5, 2006, Timothy M. Martin (age 34), our Vice President and Chief Accounting Officer immediately prior to the Merger, became our Vice President–Finance and Treasurer.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

          As part of the transactions described under Item 2.01 “Completion of Acquisition or Disposition of Assets,” on January 5, 2006 we supplemented the partnership agreement of Brandywine Operating Partnership to provide for the issuance of 2,170,047 additional Brandywine Class A Units. See Item 2.01 “Completion of Acquisition or Disposition of Assets” for additional information.

Item 8.01	Other Events.

(i) Cautionary Statements.

          In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are filing as Exhibit 99.1 cautionary statements identifying important factors that could cause our actual results to differ materially from those contained in forward-looking statements made by or on behalf of us. These statements replace and supersede prior cautionary statements filed by us to the extent that they are inconsistent with those statements.

(ii) U.S. Federal Income Tax Matters.

          We also are filing as Exhibit 99.2 a description of the material U.S. federal income tax consequences relating to the taxation of Brandywine Realty Trust as a real estate investment trust for federal income tax purposes and the ownership and disposition of Brandywine Realty Trust common shares. This description replaces and supersedes prior descriptions of the federal income tax treatment of Brandywine Realty Trust and its shareholders to the extent that they are inconsistent with the description contained in this Form 8-K.

          The description of material U.S. federal income tax consequences includes forward-looking statements. These forward-looking statements are identified by using words such as “anticipate”, “believe”, “intend”, “may be” and “will be” and similar words or phrases or the negative thereof. Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements include, among others, the risk factors included in Exhibit 99.1 and the factors discussed in the description of material U.S. federal income tax consequences included in this Current Report on Form 8-K. For all forward-looking statements contained herein, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Item 9.01.	Financial Statements and Exhibits

(i) Financial Statements of Business Acquired.

          The required financial statements of Prentiss will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date of this Current Report on Form 8-K.

(ii) Pro forma Financial Information.

          The required pro forma financial information will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date of this Current Report on Form 8-K.

Exhibits

10.1	Form of Fourteenth Amendment to Agreement of Limited Partnership of Brandywine Operating Partnership, L.P.

10.2	List of partners of Brandywine Operating Partnership, L.P.

10.3	Term Loan Agreement dated as of January 5, 2006 among Brandywine Realty Trust and Brandywine Operating Partnership, L.P., as Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent and Syndication Agent, J.P. Morgan Securities Inc., as Lead Arranger and Sole Bookrunner, and the lenders identified therein.

10.4	2006 Amended and Restated Agreement with Anthony A. Nichols, Sr.

10.5	Consulting Agreement with Michael V. Prentiss

10.6	Consulting Agreement with Thomas F. August

10.7	Employment Agreement with Gregory S. Imhoff

10.8	Employment Agreement with Scott W. Fordham

10.9	Prentiss Properties Trust 1996 Share Incentive Plan

10.10	First Amendment to the Prentiss Properties Trust 1996 Share Incentive Plan

10.11	Second Amendment to the Prentiss Properties Trust 1996 Share Incentive Plan

10.12	Amendment No. 3 to the Prentiss Properties Trust 1996 Share Incentive Plan

10.13	Fourth Amendment to the Prentiss Properties Trust 1996 Share Incentive Plan

10.14	Amendment No. 5 to the Prentiss Properties Trust 1996 Share Incentive Plan

10.15	Sixth Amendment to the Prentiss Properties Trust 1996 Share Incentive Plan

10.16	Prentiss Properties Trust 2005 Share Incentive Plan

10.17	Amended and Restated Prentiss Properties Trust Trustees’ Share Incentive Plan

10.18	Amendment No. 1 to the Amended and Restated Prentiss Properties Trust Trustees’ Share Incentive Plan

10.19	Second Amendment to the Amended and Restated Prentiss Properties Trust Trustees’ Share Incentive Plan

10.20	Form of Restricted Share Award

10.21	Form of Acknowledgment and Waiver Agreement

10.22	Third Amended and Restated Employment Agreement with Michael V. Prentiss

10.23	First Amendment to the Third Amended and Restated Employment Agreement with Michael V. Prentiss

10.24	Second Amendment to the Third Amended and Restated Employment Agreement with Michael V. Prentiss

10.25	Amended and Restated Employment Agreement with Thomas F. August

10.26	First Amendment to the Amended and Restated Employment Agreement with Thomas F. August

10.27	Second Amendment to the Amended and Restated Employment Agreement with Thomas F. August

10.28	Alternative Asset Purchase Agreement

99.1	Cautionary Statements for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995.

99.2	Material U.S. Federal Income Tax Consequences.

Signatures

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRANDYWINE OPERATING PARTNERSHIP, L.P., By Brandywine Realty Trust, General Partner

Date: January 10, 2006	By:	/s/ Gerard H. Sweeney

Gerard H. Sweeney President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Fourteenth Amendment to Agreement of Limited Partnership of Brandywine Operating Partnership, L.P.

10.2	List of partners of Brandywine Operating Partnership, L.P.

10.3	Term Loan Agreement dated as of January 5, 2006 among Brandywine Realty Trust and Brandywine Operating Partnership, L.P., as Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent and Syndication Agent, J.P. Morgan Securities Inc., as Lead Arranger and Sole Bookrunner, and the lenders identified therein.

10.4	2006 Amended and Restated Agreement with Anthony A. Nichols, Sr.

10.5	Consulting Agreement with Michael V. Prentiss

10.6	Consulting Agreement with Thomas F. August

10.7	Employment Agreement with Gregory S. Imhoff

10.8	Employment Agreement with Scott W. Fordham

10.9	Prentiss Properties Trust 1996 Share Incentive Plan

10.10	First Amendment to the Prentiss Properties Trust 1996 Share Incentive Plan

10.11	Second Amendment to the Prentiss Properties Trust 1996 Share Incentive Plan

10.12	Amendment No. 3 to the Prentiss Properties Trust 1996 Share Incentive Plan

10.13	Fourth Amendment to the Prentiss Properties Trust 1996 Share Incentive Plan

10.14	Amendment No. 5 to the Prentiss Properties Trust 1996 Share Incentive Plan

10.15	Sixth Amendment to the Prentiss Properties Trust 1996 Share Incentive Plan

10.16	Prentiss Properties Trust 2005 Share Incentive Plan

10.17	Amended and Restated Prentiss Properties Trust Trustees’ Share Incentive Plan

10.18	Amendment No. 1 to the Amended and Restated Prentiss Properties Trust Trustees’ Share Incentive Plan

10.19	Second Amendment to the Amended and Restated Prentiss Properties Trust Trustees’ Share Incentive Plan

10.20	Form of Restricted Share Award

10.21	Form of Acknowledgment and Waiver Agreement

10.22	Third Amended and Restated Employment Agreement with Michael V. Prentiss

10.23	First Amendment to the Third Amended and Restated Employment Agreement with Michael V. Prentiss

10.24	Second Amendment to the Third Amended and Restated Employment Agreement with Michael V. Prentiss

10.25	Amended and Restated Employment Agreement with Thomas F. August

10.26	First Amendment to the Amended and Restated Employment Agreement with Thomas F. August

10.27	Second Amendment to the Amended and Restated Employment Agreement with Thomas F. August

10.28	Alternative Asset Purchase Agreement

99.1	Cautionary Statements for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995.

99.2	Material U.S. Federal Income Tax Consequences.